Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2012

Q3 2012 Financial Highlights

•	Revenue: $443.7 million

•	GAAP earnings per share: $0.50

•	Non-GAAP earnings per share: $0.55

MOUNTAIN VIEW, Calif. – Aug. 22, 2012 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, today reported results for its third quarter of fiscal year 2012.

For the third quarter of fiscal year 2012, Synopsys reported revenue of $443.7 million, compared to $386.8 million for the third quarter of fiscal year 2011, an increase of 14.8 percent.

“Our business is strong, reflected in the excellent results we delivered in the third quarter,” said Aart de Geus, chairman and co-CEO of Synopsys. “We see our customers continuing to drive design aggressively, even in the context of an uncertain economy. The electronic design automation and IP industries are increasing in importance, and Synopsys in particular is well-positioned to accelerate innovation due to its combination of financial strength, technology leadership, global support, and strategic vision.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2012 was $75.7 million, or $0.50 per share, compared to $52.1 million, or $0.35 per share, for the third quarter of fiscal year 2011.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2012 was $82.3 million, or $0.55 per share, compared to non-GAAP net income of $68.1 million, or $0.46 per share, for the third quarter of fiscal year 2011.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2012. These targets do not include any impact from the pending acquisition of SpringSoft, or other future acquisition-related expenses that may be incurred in fiscal year 2012. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2012 Targets:

•	Revenue: $440 million - $448 million

•	GAAP expenses: $387 million - $403 million

•	Non-GAAP expenses: $345 million - $355 million

•	Other income and expense: ($2) million - $0 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 150 million - 154 million

•	GAAP earnings per share: $0.22 - $0.28

•	Non-GAAP earnings per share: $0.46 - $0.48

•	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2012 Targets:

•	Revenue: $1.742 billion - $1.750 billion

•	Other income and expense: $1 million - $3 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 148 million - 152 million

•	GAAP earnings per share: $1.25 - $1.31

•	Non-GAAP earnings per share: $2.09 - $2.11

•	Cash flow from operations: approximately $450 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including facilities restructuring charges and the effect of benefits from tax settlements with tax authorities, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2012 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2012 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
GAAP net income	$75,656	$52,082	$153,321	$181,422
Adjustments:
Amortization of intangible assets	25,991	16,921	71,504	52,568
Stock compensation	17,223	13,515	54,078	41,430
Acquisition-related costs	3,655	(198)	35,738	268
Facility restructuring charges	—	—	470	—
Benefit from tax settlements	(32,169)	—	(32,169)	(32,782)
Tax adjustments	(8,023)	(14,226)	(39,781)	(37,960)

Non-GAAP net income	$82,333	$68,094	$243,161	$204,946

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011

GAAP net income per share	$0.50	$0.35	$1.03	$1.20
Adjustments:
Amortization of intangible assets	0.17	0.11	0.48	0.35
Stock compensation	0.12	0.09	0.36	0.27
Acquisition-related costs	0.02	(0.00)	0.24	0.00
Facility restructuring charges	—	—	0.00	—
Benefit from tax settlements	(0.21)	—	(0.21)	(0.22)
Tax adjustments	(0.05)	(0.09)	(0.27)	(0.25)

Non-GAAP net income per share	$0.55	$0.46	$1.63	$1.35

Shares used in calculation	150,644	148,045	149,095	151,598

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2012 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2012 (1)
	Low	High
Target GAAP expenses	$387,000	$403,000
Adjustments:
Estimated impact of amortization of intangible assets	(26,000)	(29,000)
Estimated impact of stock compensation	(16,000)	(19,000)

Target non-GAAP expenses	$345,000	$355,000

	Range for Three Months Ending October 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$0.22	$0.28
Adjustments:
Estimated impact of amortization of intangible assets	0.19	0.17
Estimated impact of stock compensation	0.13	0.11
Net non-GAAP tax adjustments	(0.08)	(0.08)

Target non-GAAP earnings per share	$0.46	$0.48

Shares used in non-GAAP calculation (midpoint of target range)	152,000	152,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2012 Targets

	Range for Fiscal Year Ending October 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$1.25	$1.31
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.65
Estimated impact of stock compensation	0.49	0.47
Acquisition-related costs	0.24	0.24
Facility restructuring charges	0.00	0.00
Benefit from tax settlements	(0.21)	(0.21)
Net non-GAAP tax adjustments	(0.35)	(0.35)

Target non-GAAP earnings per share	$2.09	$2.11

Shares used in non-GAAP calculation (midpoint of target range)	150,000	150,000

(1)	Synopsys’ fiscal 2012 is a 53 week year ending on November 3, 2012. Synopsys’ fourth quarter ends on November 3, 2012. For presentation purposes, the periods refer to calendar month October 31, 2012.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 256843, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2012 in December 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2012 earnings call in December 2012, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2012 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2012 in its quarterly report on Form 10-Q to be filed by September 13, 2012.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” and certain other statements, including statements regarding business objectives, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including the recent acquisition of Magma Design Automation, Inc., and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	the possibility of litigation;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2012; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2012; and cash flow from operations on a GAAP basis for fiscal year 2012 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the second quarter ended April 30, 2012. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2012 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2012 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2012	2011	2012	2011
Revenue:
Time-based license	$362,788	$322,147	$1,082,262	$936,518
Upfront license	25,423	19,013	76,268	70,562
Maintenance and service	55,536	45,635	143,274	138,029

Total revenue	443,747	386,795	1,301,804	1,145,109
Cost of revenue:
License	57,415	52,089	172,729	153,758
Maintenance and service	21,218	19,275	59,177	59,796
Amortization of intangible assets	21,156	13,368	58,243	41,511

Total cost of revenue	99,789	84,732	290,149	255,065

Gross margin	343,958	302,063	1,011,655	890,044
Operating expenses:
Research and development	143,955	122,547	428,060	366,456
Sales and marketing	100,004	90,732	304,244	269,618
General and administrative	31,769	27,052	115,556	86,387
Amortization of intangible assets	4,835	3,553	13,261	11,057

Total operating expenses	280,563	243,884	861,121	733,518

Operating income	63,395	58,179	150,534	156,526
Other income (expense), net	(2,310)	(2,212)	7,869	9,032

Income before income taxes	61,085	55,967	158,403	165,558
Provision (benefit) for income taxes	(14,571)	3,885	5,082	(15,864)

Net income	$75,656	$52,082	$153,321	$181,422

Net income per share:
Basic	$0.51	$0.36	$1.05	$1.23

Diluted	$0.50	$0.35	$1.03	$1.20

Shares used in computing per share amounts:
Basic	147,801	144,960	145,827	147,479

Diluted	150,644	148,045	149,095	151,598

(1)	Synopsys’ third quarter of fiscal 2012 ended on August 4, 2012. For presentation purposes, we refer to a calendar month ending July 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2012	October 31, 2011
ASSETS:
Current assets:
Cash and cash equivalents	$963,767	$855,077
Short-term investments	—	148,997

Total cash, cash equivalents and short-term investments	963,767	1,004,074
Accounts receivable, net	210,929	203,124
Deferred income taxes	64,131	58,536
Income taxes receivable and prepaid taxes	17,700	25,545
Prepaid and other current assets	37,175	46,776

Total current assets	1,293,702	1,338,055
Property and equipment, net	165,909	159,517
Goodwill	1,638,884	1,289,286
Intangible assets, net	350,893	196,031
Long-term prepaid taxes	22,894	1,510
Long-term deferred income taxes	284,905	281,056
Other long-term assets	112,084	103,389

Total assets	$3,869,271	$3,368,844

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Short-term debt	$30,000	$—
Accounts payable and accrued liabilities	302,888	302,176
Accrued income taxes	7,183	4,589
Deferred revenue	798,144	703,555

Total current liabilities	1,138,215	1,010,320
Long-term debt	112,500	—
Long-term accrued income taxes	44,916	92,940
Other long-term liabilities	124,595	108,076
Long-term deferred revenue	57,945	56,208

Total liabilities	1,478,171	1,267,544
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 148,626 and 143,308 shares outstanding, respectively	1,486	1,433
Capital in excess of par value	1,570,059	1,521,327
Retained earnings	1,079,382	957,517
Treasury stock, at cost: 8,638 and 13,956 shares, respectively	(228,104)	(358,032)
Accumulated other comprehensive loss	(31,723)	(20,945)

Total stockholders’ equity	2,391,100	2,101,300

Total liabilities and stockholders’ equity	$3,869,271	$3,368,844

(1)	Synopsys’ third quarter of fiscal 2012 ended on August 4, 2012 and its fiscal 2011 ended on October 29, 2011. For presentation purposes, we refer to calendar months ending July 31 and October 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$153,321	$181,422
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	115,076	96,959
Stock compensation	54,078	41,430
Allowance for doubtful accounts	973	910
Write-down of long-term investments	452	999
Gain on sale of investments	(650)	(829)
Deferred income taxes	10,553	(4,891)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	14,401	6,780
Prepaid and other current assets	6,116	(7,560)
Other long-term assets	(7,146)	(7,681)
Accounts payable and other liabilities	(15,490)	(17,285)
Income taxes	(32,370)	(38,998)
Deferred revenue	83,822	116,034

Net cash provided by operating activities	383,136	367,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	166,132	104,013
Purchases of short-term investments	(18,179)	(92,611)
Proceeds from sales of long-term investments	506	—
Purchases of property and equipment	(32,718)	(42,836)
Cash paid for acquisitions, net of cash acquired	(584,418)	(5,382)
Capitalization of software development costs	(2,308)	(2,269)

Net cash used in investing activities	(470,985)	(39,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(5,177)	(4,592)
Proceeds from credit facility and term loan	250,000	—
Repayment of debt	(128,656)	—
Issuances of common stock	128,556	119,826
Purchases of treasury stock	(40,000)	(334,985)

Net cash provided by (used in) financing activities	204,723	(219,751)
Effect of exchange rate changes on cash and cash equivalents	(8,184)	6,025

Net change in cash and cash equivalents	108,690	114,479
Cash and cash equivalents, beginning of the year	855,077	775,407

Cash and cash equivalents, end of the period	$963,767	$889,886

(1)	Synopsys’ third quarter of fiscal 2012 ended on August 4, 2012. For presentation purposes, we refer to a calendar month ending July 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.